Exhibit 99.1

BROCADE CONTACTS
Media Relations Ed Graczyk Tel: 408-333-1836 egraczyk@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com
Brocade Reports Fiscal Q3 2016 Results

SAN JOSE, Calif., August 25, 2016 — Brocade® (NASDAQ: BRCD) today reported financial results for its third fiscal quarter ended July 30, 2016. These results include approximately two months of financial results from Ruckus Wireless, which was acquired on May 27, 2016. Brocade reported third quarter revenue of $591 million, up 7% year-over-year and up 13% quarter-over-quarter. The Company reported GAAP diluted earnings per share (EPS) of $0.02, down from $0.21 in Q3 2015 and from $0.11 in Q2 2016. The year-over-year and sequential declines in GAAP EPS were primarily the result of acquisition-related items, including the lower gross margin associated with acquired inventory and deferred revenue, acquisition and integration costs, and increases in the amortization of intangible assets and stock-based compensation. These items were partially offset by the favorable resolution of a tax audit. Non-GAAP diluted EPS was $0.21 for Q3 2016, down 21% year-over-year and down 2% quarter-over-quarter. The year-over-year decline in non-GAAP EPS was primarily due to the acquisition-related purchase accounting adjustments, unfavorable revenue mix, and higher operating expenses.

“Against the backdrop of a mixed macro environment, we posted solid results, with total revenue at the high end of our outlook range,” said Lloyd Carney, CEO of Brocade. “During Q3, we also continued the momentum of new product innovations across our portfolio, building a solid foundation for business growth and expansion of our addressable markets. Furthermore, with the successful completion of our acquisition of Ruckus Wireless in the quarter, we are pleased to welcome this talented and committed team to the Brocade family. Our combined strengths open up new opportunities and distinguish Brocade as a pure-play networking company for the digital transformation era.”

Key Financial Metrics:

	Q3 2016		Q2 2016		Q3 2015		Q3 2016 vs. Q2 2016	Q3 2016 vs. Q3 2015
Revenue	$591	M	$523	M	$552	M	13%	7%
GAAP EPS—diluted	$0.02		$0.11		$0.21		(77%)	(89%)
Non-GAAP EPS—diluted	$0.21		$0.22		$0.27		(2%)	(21%)
GAAP gross margin	60.4%		66.9%		67.4%		(6.5) pts	(7.0) pts
Non-GAAP gross margin	66.5%		68.2%		68.6%		(1.8) pts	(2.1) pts
GAAP operating margin	3.5%		15.8%		21.7%		(12.3) pts	(18.2) pts
Non-GAAP operating margin	19.5%		22.4%		26.9%		(2.9) pts	(7.4) pts
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

Highlights:

•
On May 27, 2016, Brocade completed the acquisition of Ruckus Wireless, Inc., enhancing Brocade’s position as a pure-play networking company with solutions spanning from the heart of the data center to the wireless network edge.

•
SAN product revenue of $282 million was down 9% year-over-year. The year-over-year decline was primarily the result of lower Fibre Channel director sales, which decreased 23%, partially offset by fixed-configuration switch sales which increased 3%. Sequentially, SAN product revenue decreased 5%, with directors declining 20%, partially offset by fixed-configuration and embedded switch sales growing 7% and 8%, respectively. The year-over-year and sequential declines in our SAN director revenue were primarily the result of a longer time to closure for many large deals, while the improvement in our switch revenue was primarily due to pull-through demand from all-flash array deployments. Overall, the decline in our SAN product revenue is consistent with commentary from many of our OEM partners regarding the weaker storage demand environment.

•
During the quarter, Brocade launched the Brocade X6 Director, the industry’s first Gen 6 Fibre Channel director for mission-critical storage connectivity. This highly reliable, high-performance, low-latency solution is specifically designed for all-flash data centers. It extends the company’s leadership in offering the industry’s most innovative and widely deployed Fibre Channel storage networking solutions.

•
IP Networking product revenue of $209 million, including $73 million of product revenue from Ruckus Wireless, was up 36% year-over-year. The increase was due to the acquisition of Ruckus Wireless, partially offset by lower U.S. federal revenue, which was down 26% year-over-year, primarily due to the timing of large orders. Sequentially, IP Networking product revenue increased 59% due primarily to the inclusion of Ruckus revenue.

Board Declares Dividend:

•
The Brocade Board of Directors has declared a regular third fiscal quarter cash dividend of $0.055 per share of the Company’s common stock. The dividend payment will be made on October 3, 2016, to stockholders of record at the close of market on September 9, 2016.

Brocade management will host a conference call to discuss the fiscal third quarter results and the fiscal fourth quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). To access the webcast, please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q3 2016 product, customer, and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101

Financial Highlights and Additional Financial Information

	Q3 2016	Q2 2016	Q3 2015
Routes to market as a % of total net revenues:
OEM revenues	54%	63%	62%
Channel/Direct revenues	46%	37%	38%

10% or greater customer revenues	23%	30%	43%
Geographic split as a % of total net revenues (1):
Domestic revenues	52%	53%	57%
International revenues	48%	47%	43%
Segment split as a % of total net revenues:
SAN product revenues	48%	57%	56%
IP Networking product revenues	35%	25%	28%
Global Services revenues	17%	18%	16%

SAN business revenues (2)	57%	67%	66%
IP Networking business revenues (2)	43%	33%	34%

Additional information:	Q3 2016		Q2 2016		Q3 2015
GAAP net income	$10	M	$43	M	$92	M
Non-GAAP net income	$92	M	$89	M	$115	M
GAAP operating income	$21	M	$83	M	$120	M
Non-GAAP operating income	$115	M	$117	M	$149	M
GAAP effective tax rate	(20.8%)		41.6%		17.4%
Non-GAAP effective tax rate	14.2%		20.8%		20.1%
Cash and cash equivalents	$1,153	M	$1,428	M	$1,320	M
Deferred revenues	$345	M	$305	M	$301	M
Capital expenditures	$17	M	$19	M	$19	M
Cash provided by operations	$28	M	$112	M	$55	M
Days sales outstanding	43 days		36 days		33 days
Employees at end of period	5,948		4,724		4,626
SAN port shipments	0.9	M	0.8	M	0.9	M
Share repurchases	$660.7	M	$36.4	M	$103.1	M
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

(1)
Revenues are attributed to geographic areas based on known product delivery location. Since some OEM partners take delivery of Brocade products domestically and then ship internationally to their end users, the percentage of international revenues based on end-user location would likely be higher.

(2)	SAN and IP Networking business revenues include hardware and software product, support, and services revenues.

Non-GAAP Financial Measures
To supplement financial information presented on a GAAP basis, Brocade provides information presented on a non-GAAP basis. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP tax rate, non-GAAP net income, non-GAAP EPS and adjusted free cash flow. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, financial information presented on a GAAP basis. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The most directly comparable GAAP information and a reconciliation between the GAAP and non-GAAP amounts is provided in the tables at the end of this press release.

Management believes that the non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance, both from period to period and relative to its competitors. These non-GAAP financial measures also help with the determination of Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations and the allocation of resources.
Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance relative to its competitors;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analyses; and

•	a better understanding of how management plans and measures Brocade’s underlying business.

In determining non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP tax rate, non-GAAP net income and non-GAAP EPS, management excludes certain gains or losses and benefits or costs that are the result of infrequent events or events that arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) impact to cost of revenues from purchase accounting adjustments to inventory; (ii) acquisition and integration costs; (iii) restructuring and other related benefits; and (iv) effects of certain intercompany transactions on the tax provision.

Management also excludes the following non-cash charges in determining these non-GAAP financial measures: (i) stock-based compensation expense; (ii) amortization of purchased intangible assets; and (iii) non-cash interest expense related to the convertible debt.

Management believes that the exclusion of stock-based compensation allows for more accurate comparisons of Brocade’s operating results to Brocade’s peer companies because of the varying use of valuation methodologies and subjective assumptions and the variety of award types. In addition, the exclusion of the expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and the exclusion of amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses. In connection with the convertible debt, under the relevant accounting guidance, a non-cash interest expense is recognized for the convertible debt as an imputed interest expense for the conversion feature. Management believes excluding the non-cash interest expense related to the convertible debt from its non-GAAP financial measures is useful for investors because the expense does not represent a cash outflow in the respective reporting periods and is not indicative of ongoing operating performance.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income and non-GAAP EPS.

Limitations: These non-GAAP financial measures have limitations because they do not include all items of income and expense that impact the company. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies. Management compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. Management also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure, and management encourages investors to review carefully those reconciliations.

Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to, statements regarding Brocade’s financial results, goals, plans, strategy, business outlook and prospects. These statements are based on current expectations as of the date of this press release and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. The risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; the impact on Brocade of conditions in the market for Storage Area Networking products; Brocade’s ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade’s ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade’s international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments. These and other risks are set forth in more detail in Brocade’s Form 10-Q for the fiscal quarter ended April 30, 2016, and in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015. Brocade does not assume any obligation to update or revise any such forward-looking statements whether as the result of new developments or otherwise.
About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations turn their networks into platforms for business innovation. With solutions spanning public and private data centers to the network edge, Brocade is leading the industry in its transition to the New IP network infrastructures required for today’s era of digital business. (www.brocade.com)

Brocade and the B-wing symbol are registered trademarks of Brocade Communications Systems, Inc., in the United States and many other countries. Other brands, products, or service names mentioned herein may be trademarks of Brocade or others. Additional information about Brocade’s trademarks is available at: http://www.brocade.com/en/legal/brocade-Legal-intellectual-property/brocade-legal-trademarks.html.

© 2016 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
	(In thousands, except per share amounts)
Net revenues:
Product	$490,995	$463,200	$1,400,355	$1,407,681
Service	99,726	88,619	287,956	266,952
Total net revenues	590,721	551,819	1,688,311	1,674,633
Cost of revenues:
Product	188,492	144,243	464,797	431,781
Service	45,330	35,672	127,489	109,056
Total cost of revenues	233,822	179,915	592,286	540,837
Gross margin	356,899	371,904	1,096,025	1,133,796
Operating expenses:
Research and development	114,996	85,072	297,516	262,173
Sales and marketing	167,983	144,883	468,743	428,199
General and administrative	32,960	20,422	78,180	65,815
Amortization of intangible assets	5,498	889	7,302	1,654
Acquisition and integration costs	14,868	789	20,625	3,133
Restructuring and other related benefits	—	—	(566)	(637)
Total operating expenses	336,305	252,055	871,800	760,337
Income from operations	20,594	119,849	224,225	373,459
Interest expense	(13,462)	(9,778)	(33,282)	(45,754)
Interest and other income, net	1,557	947	3,317	854
Income before income tax	8,689	111,018	194,260	328,559
Income tax expense (benefit)	(1,806)	19,351	47,034	72,585
Net income	$10,495	$91,667	$147,226	$255,974
Net income per share—basic	$0.02	$0.22	$0.36	$0.61
Net income per share—diluted	$0.02	$0.21	$0.35	$0.59
Shares used in per share calculation—basic	426,671	417,299	411,709	422,184
Shares used in per share calculation—diluted	434,416	427,518	419,416	433,303

Cash dividends declared per share	$0.055	$0.045	$0.145	$0.115

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
	(In thousands)
Net income	$10,495	$91,667	$147,226	$255,974
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	(700)	(414)	(1,035)	(2,332)
Net gains and losses reclassified into earnings	482	831	1,831	2,544
Net unrealized gains (losses) on cash flow hedges	(218)	417	796	212
Foreign currency translation adjustments	(1,628)	(492)	(1,760)	(5,781)
Total other comprehensive loss	(1,846)	(75)	(964)	(5,569)
Total comprehensive income	$8,649	$91,592	$146,262	$250,405

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 30, 2016	October 31, 2015
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$1,153,074	$1,440,882
Accounts receivable, net of allowances for doubtful accounts of $3,836 and $1,838 as of July 30, 2016, and October 31, 2015, respectively	278,180	235,883
Inventories	81,182	40,524
Deferred tax assets	—	78,675
Prepaid expenses and other current assets	86,922	56,235
Total current assets	1,599,358	1,852,199
Property and equipment, net	459,812	439,224
Goodwill	2,324,315	1,617,161
Intangible assets, net	434,921	75,623
Non-current deferred tax assets	3,918	813
Other assets	51,441	51,133
Total assets	$4,873,765	$4,036,153
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$121,093	$98,143
Accrued employee compensation	134,471	142,075
Deferred revenue	257,460	244,622
Current portion of long-term debt	76,627	298
Other accrued liabilities	111,559	77,226
Total current liabilities	701,210	562,364
Long-term debt, net of current portion	1,516,761	793,779
Non-current deferred revenue	87,875	72,065
Non-current income tax liability	100,208	47,010
Non-current deferred tax liabilities	—	24,024
Other non-current liabilities	6,908	3,376
Total liabilities	2,412,962	1,502,618
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 400,679 and 413,923 shares as of July 30, 2016, and October 31, 2015, respectively	401	414
Additional paid-in capital	1,475,709	1,632,984
Accumulated other comprehensive loss	(25,966)	(25,002)
Retained earnings	1,010,659	925,139
Total stockholders’ equity	2,460,803	2,533,535
Total liabilities and stockholders’ equity	$4,873,765	$4,036,153

BROCADE COMMUNICATIONS SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	July 30, 2016	August 1, 2015
	(In thousands)
Cash flows from operating activities:
Net income	$147,226	$255,974
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(1,778)	(41,981)
Depreciation and amortization	80,979	62,569
Loss on disposal of property and equipment	458	1,620
Net gain on sale of investments	(122)	—
Amortization of debt issuance costs and debt discount	13,493	9,443
Write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	—	4,808
Provision (recovery) for doubtful accounts receivable and sales allowances	(1,946)	7,189
Non-cash purchase accounting adjustments to inventory	20,775	—
Non-cash stock-based compensation expense	88,805	64,594
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	988	17,959
Inventories	5,601	(1,778)
Prepaid expenses and other assets	(9,725)	(20,854)
Deferred tax assets	(109)	531
Accounts payable	5,519	2,266
Accrued employee compensation	(57,520)	(94,852)
Deferred revenue	5,359	(14,220)
Other accrued liabilities	(43,874)	16,478
Restructuring liabilities	(1,223)	(2,514)
Net cash provided by operating activities	252,906	267,232
Cash flows from investing activities:
Purchases of non-marketable equity and debt investments	(2,000)	(2,150)
Proceeds from maturities and sale of short-term investments	150,323	—
Proceeds from sale of non-marketable equity investment	—	1,489
Purchases of property and equipment	(59,810)	(53,142)
Purchase of intangible assets	—	(7,750)
Net cash paid in connection with acquisitions	(564,888)	(95,452)
Proceeds from collection of note receivable	250	250
Net cash used in investing activities	(476,125)	(156,755)

BROCADE COMMUNICATIONS SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued (Unaudited)

	Nine Months Ended
	July 30, 2016	August 1, 2015
	(In thousands)
Cash flows from financing activities:
Payment of principal related to senior secured notes	—	(300,000)
Payment of debt issuance costs	(891)	(1,718)
Payment of principal related to capital leases	(282)	(1,677)
Common stock repurchases	(841,562)	(312,601)
Proceeds from issuance of common stock	49,195	51,345
Payment of cash dividends to stockholders	(61,706)	(48,819)
Proceeds from term loan	787,255	—
Proceeds from convertible notes	—	565,656
Purchase of convertible note hedge	—	(86,135)
Proceeds from issuance of warrants	—	51,175
Proceeds from noncontrolling interests	2,550	—
Excess tax benefits from stock-based compensation	1,778	41,981
Net cash used in financing activities	(63,663)	(40,793)
Effect of exchange rate fluctuations on cash and cash equivalents	(926)	(5,030)
Net increase (decrease) in cash and cash equivalents	(287,808)	64,654
Cash and cash equivalents, beginning of period	1,440,882	1,255,017
Cash and cash equivalents, end of period	$1,153,074	$1,319,671

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended
	July 30, 2016	April 30, 2016	August 1, 2015
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$5,965	$3,531	$3,955
Amortization of intangible assets expense included in cost of revenues	8,922	3,193	2,549
Purchase accounting adjustments to inventory	20,775	—	—
Total gross margin impact from non-GAAP adjustments	35,662	6,724	6,504

Stock-based compensation expense included in research and development	9,206	5,123	5,226
Stock-based compensation expense included in sales and marketing	17,756	11,052	10,601
Stock-based compensation expense included in general and administrative	11,716	5,083	4,655
Amortization of intangible assets expense included in operating expenses	5,498	902	889
Acquisition and integration costs	14,868	5,757	789
Total operating income impact from non-GAAP adjustments	94,706	34,641	28,664

Convertible debt interest	3,871	3,824	3,684
Effects of certain intercompany transactions on the tax provision	7,436	13,670	—
Income tax effect of non-GAAP adjustments	(24,506)	(6,329)	(9,494)
Total net income impact from non-GAAP adjustments	$81,507	$45,806	$22,854

Gross margin reconciliation
GAAP gross margin	$356,899	$350,311	$371,904
Total gross margin impact from non-GAAP adjustments	35,662	6,724	6,504
Non-GAAP gross margin	$392,561	$357,035	$378,408
GAAP gross margin, as a percentage of total net revenues	60.4%	66.9%	67.4%
Non-GAAP gross margin, as a percentage of total net revenues	66.5%	68.2%	68.6%

Operating income reconciliation
GAAP operating income	$20,594	$82,665	$119,849
Total operating income impact from non-GAAP adjustments	94,706	34,641	28,664
Non-GAAP operating income	$115,300	$117,306	$148,513
GAAP operating income, as a percentage of total net revenues	3.5%	15.8%	21.7%
Non-GAAP operating income, as a percentage of total net revenues	19.5%	22.4%	26.9%

Net income and net income per share reconciliation
Net income on a GAAP basis	$10,495	$43,085	$91,667
Total net income impact from non-GAAP adjustments	81,507	45,806	22,854
Non-GAAP net income	$92,002	$88,891	$114,521

GAAP net income per share—basic	$0.02	$0.11	$0.22
Total impact on net income per share—basic from non-GAAP adjustments	0.20	0.11	0.05
Non-GAAP net income per share—basic	$0.22	$0.22	$0.27

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES—Continued (Unaudited)

	Three Months Ended
	July 30, 2016	April 30, 2016	August 1, 2015
	(In thousands, except per share amounts)
GAAP net income per share—diluted	$0.02	$0.11	$0.21
Total impact on net income per share—diluted from non-GAAP adjustments	0.19	0.11	0.06
Non-GAAP net income per share—diluted	$0.21	$0.22	$0.27

Shares used in GAAP and non-GAAP per share calculation—basic	426,671	400,554	417,299
Shares used in GAAP and non-GAAP per share calculation—diluted	434,416	408,748	427,518

Effective tax rate reconciliation
GAAP effective tax rate	(20.8)%	41.6%	17.4%
Tax impact from effects of certain intercompany transactions on the tax provision	(15.2)%	(38.7)%	—
Tax impact from non-GAAP adjustments	50.2%	17.9%	2.7%
Non-GAAP effective tax rate	14.2%	20.8%	20.1%